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                                                                   EXHIBIT e(8)


                           THIRD AMENDED AND RESTATED
                         MASTER DISTRIBUTION AGREEMENT
                                    BETWEEN
                        AIM INVESTMENT SECURITIES FUNDS
            (CLASS A SHARES, CLASS C SHARES, AIM CASH RESERVE SHARES
                        AND INSTITUTIONAL CLASS SHARES)
                                      AND
                            A I M DISTRIBUTORS, INC.


         THIS AGREEMENT made as of the ____________, of ______, 2000, by and between AIM INVESTMENT SECURITIES FUNDS, a Delaware business trust (the "Company"), with respect to the series of shares of beneficial interest set forth on Appendix A to this Agreement (the "Portfolios") and the shares, other than the Class B Shares, representing the Portfolios (hereinafter referred to as the "Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares") and A I M DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

         FIRST: The Company on behalf of the Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares hereby appoints the Distributor as its exclusive agent for the sale of the Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares to the public directly and through investment dealers and financial institutions in the United States and throughout the world in accordance with the terms of the current prospectuses applicable to the Portfolios.

         SECOND: The Company shall not sell any Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares except through the Distributor and under the terms and conditions set forth in paragraph FOURTH below. Notwithstanding the provisions of the foregoing sentence, however:

         (A) the Company may issue Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares to any other investment company or personal holding company, or to the shareholders thereof, in exchange for all or a majority of the shares or assets of any such company; and

         (B) the Company may issue Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares at their net asset value in connection with certain classes of transactions or to certain categories of persons, in accordance with Rule 22d-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), provided that any such category is specified in the then current prospectus of the applicable Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares.

         THIRD: The Distributor hereby accepts appointment as exclusive agent for the sale of the Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares and agrees that it will use its best efforts to sell such shares; provided, however, that:

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         (A) the Distributor may, and when requested by the Company on behalf of the Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares shall, suspend its efforts to effectuate such sales at any time when, in the opinion of the Distributor or of the Company, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind; and

         (B) the Company may withdraw the offering of the Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction. It is mutually understood and agreed that the Distributor does not undertake to sell any specific amount of the Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares. The Company shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares.

         FOURTH:

         (A) The public offering price of Class A Shares or AIM Cash Reserve Shares (the "offering price") shall be the net asset value per share plus a sales charge, if any. Net asset value per share shall be determined in accordance with the provisions of the then current prospectus and statement of additional information of the Portfolios. The sales charge shall be established by the Distributor. The Distributor may establish a schedule of contingent deferred sales charges to be imposed at the time of redemption of certain Class A Shares or AIM Cash Reserve Shares and such schedule of contingent deferred sales charges shall be disclosed in the current prospectus or statement of additional information for each Portfolio. The sales charges and contingent deferred sales charges may reflect scheduled variations in, or the elimination of, sales charges on sales of Class A Shares or AIM Cash Reserve Shares or redemption of Class A Shares or AIM Cash Reserve Shares either generally to the public, or to any specified class of investors or in connection with any specified class of transactions, in accordance with Rule 22d-1 and as set forth in the then current prospectus and statement of additional information of the Portfolios. The Distributor shall apply any scheduled variation in, or elimination of, the selling commission or contingent deferred sales charge uniformly to all offerees in the class specified.

         The public offering price of the Class C Shares shall be the net asset value per share of the applicable Class C Shares. Net asset value per share shall be determined in accordance with the provisions of the then current prospectus and statement of additional information of the applicable Portfolio. The Distributor may establish a schedule of contingent deferred sales charges to be imposed at the time of redemption of the Class C Shares, and such schedule shall be disclosed in the current prospectus or statement of additional information of each Portfolio. Such schedule of contingent deferred sales charges may reflect variations in or waivers of such charges on redemptions of Class C Shares, either generally to the public or to any specified class of shareholders and/or in connection with any specified class of transactions, in accordance with applicable rules and regulations and exemptive relief granted by the Securities and Exchange Commission, and as set forth in the Portfolios" current prospectus(es) or statement(s) of additional information. The Distributor and the Company shall apply any then applicable scheduled variation in or waiver of contingent deferred sales charges uniformly to all shareholders and/or all transactions belonging to a specified class.

         The public offering price of the Institutional Class Shares of the Company shall be the net asset value per share. Net asset value per share shall be determined in accordance with the


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provisions of the then current Institutional Class Shares' prospectus and statement of additional information.

         (B) The Portfolios shall allow directly to investment dealers and other financial institutions through whom Class A Shares or AIM Cash Reserve Shares are sold such portion of the sales charge as may be payable to them and specified by the Distributor up to but not exceeding the amount of the total sales charge. The difference between any commissions so payable and the total sales charges included in the offering price shall be paid to the Distributor.

         The Distributor may pay to investment dealers and other financial institutions through whom Class C Shares are sold, such sales commission as the Distributor may specify from time to time. Payment of any such sales commissions shall be the sole obligation of the Distributor.

         (C) No provision of this Agreement shall be deemed to prohibit any payments by a Portfolio to the Distributor or by a Portfolio or the Distributor to investment dealers, financial institutions and 401(k) plan service providers where such payments are made under a distribution plan adopted by the Company on behalf of the applicable shares of each Portfolio pursuant to Rule 12b-1 under the 1940 Act.

         (D) The Company shall redeem Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares from shareholders in accordance with the terms set forth from time to time in the current prospectus and statement of additional information of each Portfolio. The price to be paid to a shareholder to redeem Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares shall be equal to the net asset value of the Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares being redeemed, less any applicable contingent deferred sales charge. The Distributor shall be entitled to receive the amount of any applicable contingent deferred sales charge that has been subtracted from gross redemption proceeds. The Company shall pay or cause the Company's transfer agent to pay the applicable contingent deferred sales charge to the Distributor on the date net redemption proceeds are payable to the redeeming shareholder.

         FIFTH: The Distributor shall act as agent of the Company on behalf of each Portfolio in connection with the sale and repurchase of Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares. Except with respect to such sales and repurchases, the Distributor shall act as principal in all matters relating to the promotion or the sale of Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares and shall enter into all of its own engagements, agreements and contracts as principal on its own account. The Distributor shall enter into agreements with investment dealers and financial institutions selected by the Distributor, authorizing such investment dealers and financial institutions to offer and sell Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. Each agreement shall provide that the investment dealer and financial institution shall act as a principal, and not as an agent, of the Company on behalf of the Portfolios. The Distributor or such other investment dealers or financial institutions will be deemed to have performed all services required to be performed in order to be entitled to receive the asset based sales charge portion of any amounts payable with respect to Class C Shares to the Distributor pursuant to a distribution plan adopted by the Company on behalf of each Portfolio pursuant to Rule 12b-1 under the 1940 Act upon the settlement of each sale of a Class C Share (or a share of another portfolio from which the Class C Share derives).


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         SIXTH:  The Portfolios shall bear:

         (A) the expenses of qualification of Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares for sale in connection with such public offerings in such states as shall be selected by the Distributor, and of continuing the qualification therein until the Distributor notifies the Company that it does not wish such qualification continued; and

         (B) all legal expenses in connection with the foregoing.

         SEVENTH:

         (A) The Distributor shall bear the expenses of printing from the final proof and distributing the Portfolios' prospectuses and statements of additional information (including supplements thereto) relating to public offerings made by the Distributor pursuant to this Agreement (which shall not include those prospectuses and statements of additional information, and supplements thereto, to be distributed to shareholders of each Portfolio), and any other promotional or sales literature used by the Distributor or furnished by the Distributor to dealers in connection with such public offerings, and expenses of advertising in connection with such public offerings.

         (B) The Distributor shall be reimbursed for all or a portion of such expenses, and shall receive reasonable compensation for distribution related services, to the extent permitted by a distribution plan adopted by the Company on behalf of the applicable shares of the Portfolios pursuant to Rule 12b-1 under the 1940 Act, which plan may be amended from time to time as provided therein without the consent of the Distributor.

         EIGHTH: The Distributor will accept orders for the purchase of Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. It is mutually understood and agreed that the Company may reject purchase orders where, in the judgment of the Company, such rejection is in the best interest of the Company.

         NINTH: The Company, on behalf of the Portfolios, and the Distributor shall each comply with all applicable provisions of the 1940 Act, the Securities Act of 1933 and of all other federal and state laws, rules and regulations governing the issuance and sale of Class A Shares, Class C Shares, AIM Cash Reserve Shares and Institutional Class Shares.

         TENTH:

         (A) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Company on behalf of the Portfolios agrees to indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of the Portfolios, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company or Portfolio in connection therewith by or on behalf of the Distributor. The Distributor agrees to indemnify the Company and the Portfolios against any and all claims, demands, liabilities and expenses which the Company or the Portfolios may incur arising out of or based upon any act


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or deed of the Distributor or its sales representatives which has not been authorized by the Company or the Portfolios in its prospectus or in this Agreement.

         (B) The Distributor agrees to indemnify the Company and the Portfolios against any and all claims, demands, liabilities and expenses which the Company or the Portfolios may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of the Portfolios, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company or the Portfolios in connection therewith by or on behalf of the Distributor.

         (C) Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the Portfolios' transfer agent(s), or for any failure of any such transfer agent to perform its duties.

         ELEVENTH: Nothing herein contained shall require the Company to take any action contrary to any provision of its Agreement and Declaration of Trust, or to any applicable statute or regulation.

         TWELFTH: This Agreement shall become effective as of the date hereof, shall continue in force and effect until June 30, 2001, and shall continue in force and effect from year to year thereafter, provided, that such continuance is specifically approved at least annually (a)(i) by the Board of Trustees of the Company or (ii) by the vote of a majority of the Portfolios' outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and (b) by vote of a majority of the Company's trustees who are not parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940
Act) of any party to this Agreement cast in person at a meeting called for such purpose.

         THIRTEENTH:

         (A) This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Trustees of the Company or by vote of a majority of the outstanding voting securities of each Portfolio, or by the Distributor, on sixty (60) days' written notice to the other party.

         (B) This Agreement shall automatically terminate in the event of its assignment, the term "assignment" having the meaning set forth in Section 2(a)(4) of the 1940 Act.

         FOURTEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, it is agreed that the addresses of both the Company and the Distributor shall be 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

         FIFTEENTH: Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Company individually, but are binding only upon the assets and property of the Company and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.

         SIXTEENTH: This Agreement shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of Delaware.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.

                                          AIM INVESTMENT SECURITIES FUNDS

Attest:


                                          By:
-------------------------------               -------------------------------
Name:                                         Name:  Robert H. Graham
Title:                                        Title: President




                                          A I M DISTRIBUTORS, INC.

Attest:


                                          By:
-------------------------------               ---------------------------------
Name:                                         Name:  Michael J. Cemo
Title:                                        Title: President


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                                   APPENDIX A
                                       TO
                           THIRD AMENDED AND RESTATED
                         MASTER DISTRIBUTION AGREEMENT
                                       OF
                        AIM INVESTMENT SECURITIES FUNDS


CLASS A SHARES
--------------

AIM High Yield Fund
AIM High Yield Fund II
AIM Income Fund
AIM Intermediate Government Fund
AIM Limited Maturity Treasury Fund
AIM Municipal Bond Fund

CLASS C SHARES
--------------

AIM High Yield Fund
AIM High Yield Fund II
AIM Income Fund
AIM Intermediate Government Fund
AIM Money Market Fund
AIM Municipal Bond Fund

AIM CASH RESERVE SHARES
-----------------------

AIM Money Market Fund

INSTITUTIONAL CLASS SHARES
--------------------------

AIM Limited Maturity Treasury Fund